Exhibit 10.2.4

Notice of Grant of Restricted Stock and Restricted Stock Award Agreement for Company Officers and Directors	Targanta Therapeutics Corporation 222 Third. Street, Suite 2300 Cambridge, MA 02142

Name of Grantee:
Address of Grantee:

Grantee ID:

Pursuant to the terms and conditions of the Targanta Therapeutic Corporation’s 2007 Stock Option and Incentive Plan. (the “Plan”), Targanta Therapeutics Corporation (the “Company”) hereby grants to the Grantee a Restricted Stock Award of _______ shares of common stock of the Company as outlined below. This grant is in accordance with the attached Restricted Stock Award Agreement (the “Restricted Stock Agreement”).

Grant ID:
Grant Date:
Shares Granted:
Final Acceptance Date:
Vesting Schedule:

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Plan and the Restricted Stock Agreement. You further acknowledge receipt of the copy of the Plan and the Restricted Stock Agreement and agree to conform to all of the terms and conditions of this Notice of Grant, the Restricted Stock Award Agreement and the Plan.

Date:
[NAME OF COMPANY OFFICER], [TITLE]

Date:
[NAME OF GRANTEE]

RESTRICTED STOCK AWARD AGREEMENT

FOR COMPANY OFFICERS AND DIRECTORS

UNDER THE TARGANTA THERAPEUTICS CORPORATION

2007 STOCK OPTION AND INCENTIVE PLAN

Pursuant to the Targanta Therapeutics Corporation 2007 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Targanta Therapeutics Corporation (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named on the attached Notice of Grant of Restricted Stock (the “Notice of Grant”). Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.0001 per share (the “Stock”) of the Company specified on the Notice of Grant, subject to the restrictions and conditions set forth herein and in the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified on the Notice of Grant by (i) signing and delivering to the Company a copy of the Notice of Grant, and (ii) delivering to the Company a stock power endorsed in blank. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below.

2. Restrictions and Conditions.

(a) Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c) If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company; provided, that if, following a Sale Event (other than the liquidation or dissolution of the Company), the Grantee’s employment is terminated by the Grantee for Good Reason or by the Company for any reason other than Cause, all shares of Restricted Stock shall immediately and automatically become fully vested. For purposes hereof, (i) “Cause” shall mean a determination by the Company that the Grantee shall be dismissed as a result of (A) any material breach by the Grantee of any agreement between the Grantee and the Company; (B) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (C) any gross negligence, material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company; and (ii) “Good Reason” shall mean (A) the failure of the Company to employ the Grantee in his or her current or a substantially similar position, without regard to title, such that the Grantee’s duties and responsibilities are materially diminished without his or her consent (provided, that the Grantee notifies the Company in writing of such diminution of duties within 60 days of the diminution); (B) a reduction in the Grantee’s annual salary and/or target annual performance bonus without his or her consent (unless such reduction is in connection with a proportional reduction in compensation to all or substantially all of the Company’s employees); or (C) a permanent relocation of the Grantee’s primary place of employment more than 50 miles from his or her current site of employment without the Grantee’s consent.

3. Vesting of Restricted Stock. The restrictions and conditions in Section 2 of this Agreement shall lapse on the Vesting Date or Dates set forth on the Notice of Grant so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date. Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Committee may at any time accelerate the vesting schedule set forth on the Notice of Grant.

4. Dividends. Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan.

6. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock (including shares of Restricted Stock that have vested) with an aggregate Fair Market Value that would satisfy the withholding amount due.

8. Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Section 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company.

9. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.